
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                          11,367
<SECURITIES>                                         0
<RECEIVABLES>                                   21,093
<ALLOWANCES>                                         0
<INVENTORY>                                     13,019<F1>
<CURRENT-ASSETS>                                38,279
<PP&E>                                          94,705
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 140,184
<CURRENT-LIABILITIES>                           22,042
<BONDS>                                         74,925<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            80
<OTHER-SE>                                      43,137<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   140,184
<SALES>                                              0
<TOTAL-REVENUES>                               117,706
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               111,898
<LOSS-PROVISION>                                   327<F4>
<INTEREST-EXPENSE>                               3,193
<INCOME-PRETAX>                                  2,288
<INCOME-TAX>                                       502
<INCOME-CONTINUING>                              1,786
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                (1,318)
<CHANGES>                                            0
<NET-INCOME>                                       468
<EPS-PRIMARY>                                     0.08
<EPS-DILUTED>                                     0.08

<F1>Includes the following assets:  prepaid expenses and other of $3,635, demand note of $1,341, deferred income taxes--current of $843, deferred income taxes--long-term of $400, restricted cash of $3,442, investment in limited partnership of $192, and intangible assets, net of $3,166.
<F2>Includes the following long-term liabilities:  deferred income of $3,054, capital lease obligation of $53,789, and long-term debt of $18,082.
<F3>Includes the following equity accounts:  additional paid-in capital of
$48,911
and accumulated deficit of $(5,774).
<F4>Includes loss on investment in limited partnership of $327.

